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                                                                 EXHIBIT 10.2.16
                             CHARMING SHOPPES, INC.
                      1993 EMPLOYEES' STOCK INCENTIVE PLAN
                             STOCK OPTION AGREEMENT


       Agreement dated as of August 23, 1995 between CHARMING SHOPPES, INC. (the "Company") and DORRIT J. BERN (the "Employee").

       It is agreed as follows:


1.     GRANT OF OPTION; CONSIDERATION

       The Company hereby confirms the grant, under and pursuant to the Company's 1993 Employees' Stock Incentive Plan (the "Plan"), to the Employee on August 23, 1995 of a stock option to purchase up to 1,000,000 shares of the Company's common stock, par value $.10 per share (the "Shares"), at an exercise price of four dollars and sixty-two and one-half cents ($4.625) per share (the "Option"). The Option granted hereunder is intended to constitute a nonqualified stock option.

       The Employee shall be required to pay no consideration for the grant of the Option except for her agreement to provide services to the Company prior to exercise and other agreements set forth herein.

2.     INCORPORATION OF PLAN BY REFERENCE

       The Option has been granted to the Employee under the Plan, a copy of which is attached hereto. All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Employee Stock Option Agreement (the "Agreement"). Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

3.     DATE WHEN EXERCISABLE

       (a) This Option may not be exercised unless and only to the extent that it has become exercisable as specified in this Agreement. Subject to acceleration as provided in Sections 7 and 8 below, limitations on exercisability imposed in Section 8 below, and all other terms and conditions of this Agreement, this Option shall become exercisable as follows: The Employee may purchase up to one-fifth of the total number of shares granted hereunder commencing on August 23, 1996, an additional one-fifth commencing on August 23, 1997, an additional one-fifth commencing on August 23, 1998, an additional one-fifth commencing on August 23, 1999, and the remaining shares granted hereunder commencing on August 23, 2000. Except as otherwise specifically provided herein, the Option to purchase any and all Shares covered by this Agreement shall expire at 5:00 p.m. Eastern Daylight Savings Time on the date ten (10) years after the date of grant of this Option.

       (b) The number of Shares with respect to which the Option may be exercised shall be cumulative so that if, in any of the aforementioned periods, the full number of Shares shall not have been purchased, any such unpurchased Shares shall continue to be included in the number of Shares with respect to which this Option shall then be exercisable along with any other Shares as to which this Option may become exercisable in accordance with its terms.


4.     METHOD OF EXERCISE

       The Option may be exercised as to any part of the Shares which may then be purchased by delivery to and receipt by the Secretary of the Company at 450 Winks Lane, Bensalem, Pennsylvania 19020, of a written notice, signed by the Employee, specifying the number of Shares which the Employee wishes to purchase and accompanied by payment in full of the exercise price therefor in accordance with Section 5. As soon as practicable after the receipt of such notice and payment, the Company shall deliver to the Employee a stock certificate for the Shares so purchased, with any requisite legend affixed. Subject to the provisions of the Plan, such exercise may include instructions to the Company to deliver Shares due upon exercise of the Option to any registered broker or dealer designated by the Committee (a "Designated
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Broker") in lieu of delivery to the Employee.  Such instructions must designate the account into which the Shares are to be deposited. The Employee may tender this notice of exercise, which has been properly executed by the Employee, and the aforementioned delivery instructions to any Designated Broker together with irrevocable instructions to the Designated Broker to promptly deliver to the Company the cash amount of sale or loan proceeds from the Shares sufficient to pay the exercise price, and thereupon the Company may issue Shares and deliver them to such Designated Broker.

5.     PAYMENT OF EXERCISE PRICE

       The exercise price of the Option shall be payable in cash or by certified or bank cashier's check, provided, however, that, in lieu of payment in full in cash or by such check, the exercise price may, with the approval of the Committee, upon written request of the Employee, be paid in full or in part by delivery and transfer to the Company of that number of shares of the Company's common stock otherwise owned by the Employee with an aggregate fair market value (determined in accordance with procedures for valuing shares as set forth in rules and regulations adopted by the Committee and in effect at the time the Employee's notice of exercise is received by the Company) equal to the aggregate exercise price of that number of Shares for which the Option is being exercised or such lesser portion of the aggregate purchase price as may be specified by the Employee (in which case the balance must be paid in cash or by certified or bank cashier's check).

6.     TAX WITHHOLDING

       Whenever Shares are to be delivered upon exercise of the Option, the Company shall be entitled to require as a condition of delivery that the Employee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto. Subject to the approval of the Committee, the Employee will be entitled to elect to have the Company withhold from the Shares to be delivered upon the exercise of the Option, or to elect to deliver to the Company from shares of the Company's common stock owned separately by the Employee, a sufficient number of such shares to satisfy the Employee's federal, state and local tax obligations relating to the Option exercise (and the Company's withholding obligations), to the extent, if any, permitted under rules and regulations adopted by the Committee and in effect at the time of the exercise of the Option. In such case, the Shares withheld or the shares surrendered will be valued at the fair market value determined in accordance with procedures for valuing shares as set forth in rules and regulations adopted by the Committee and otherwise in effect at the time of the exercise of the Option.

7.     CHANGE OF CONTROL PROVISIONS

       (a) Acceleration of Exercisability. In the event of a Change of Control at a time that the Employee is employed by the Company or any of its subsidiaries, this Option shall become immediately and fully exercisable upon the occurrence of such Change of Control.

       (b) Definitions of Certain Terms. For purposes of this Agreement, the following definitions shall apply:

                 (1) "Beneficial Owner," "Beneficially Owns," and "Beneficial Ownership" shall have the meanings ascribed to such terms for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder, except that, for purposes of this Section 7, "Beneficial Ownership" (and the related terms) shall include Voting Securities that a Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, options or otherwise, regardless of whether any such right is exercisable within 60 days of the date as of which Beneficial Ownership is to be determined.

                 (2) "Change of Control" means and shall be deemed to have occurred if

                          (i) any Person, other than the Company or a Related Party, acquires directly or indirectly the Beneficial Ownership of any Voting Security of the Company and immediately after such acquisition such Person has, directly or indirectly, the Beneficial Ownership of Voting Securities representing 20 percent or more of the total voting power of all the then-outstanding Voting Securities; or
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                          (ii)    those individuals who as of August 15, 1995
                 constitute the Board or who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of August 15, 1995 or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board; or

                          (iii) the shareholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding Voting Securities, or an acquisition of securities or assets by the Company (a "Transaction"), or consummation of such a Transaction if shareholder approval is not obtained, other than a Transaction which would result in the holders of Voting Securities having at least 80 percent of the total voting power represented by the Voting Securities outstanding immediately prior thereto continuing to hold Voting Securities or voting securities of the surviving entity having at least 60 percent of the total voting power represented by the Voting Securities or the voting securities of such surviving entity outstanding immediately after such Transaction and in or as a result of which the voting rights of each Voting Security relative to the voting rights of all other Voting Securities are not altered; provided, however, a Change of Control shall not be deemed to have occurred if the Committee shall have determined, by action taken prior to the approval of the Transaction by shareholders or consummation of the Transaction if shareholder approval is not obtained, that such Transaction shall not constitute a Change of Control for purposes of this Agreement (provided that the Committee shall make no such determination unless the Board shall have determined that such Transaction shall not constitute a Change of Control for purposes of Employee's Employment Agreement with the Company made as of August 22, 1995 (the "Employment Agreement")) and all options then outstanding under the Plan, which determination, if made with respect to a Transaction, shall not be deemed to constitute a determination with respect to any subsequent Transaction; or

                          (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in Related Parties owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

                 (3) "Person" shall have the meaning ascribed for purposes of Section 13(d) of the Exchange Act and the rules thereunder.

                 (4) "Related Party" means (i) a majority-owned subsidiary of the Company; or (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (iii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of Voting Securities; or (iv) if, prior to any acquisition of a Voting Security which would result in any Person Beneficially Owning more than ten percent of any outstanding class of Voting Security and which would be required to be reported on a Schedule 13D or an amendment thereto, the Board approved the initial transaction giving rise to an increase in Beneficial Ownership in excess of ten percent and any subsequent transaction giving rise to any further increase in Beneficial Ownership; provided, however, that such Person has not, prior to obtaining Board approval of any such transaction, publicly announced an intention to take actions which, if consummated or successful (at a time such Person has not been deemed a "Related Party"), would constitute a Change of Control.

                 (5) "Voting Securities" means any securities of the Company which carry the right to vote generally in the election of directors.

8.     TERMINATION OF EMPLOYMENT

       (a) This Option shall terminate and no longer be exercisable (except, to the extent, if any, otherwise hereinafter provided) at the earlier of the scheduled expiration date of this Option or the date or dates set forth below:
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                 (1)     at the expiration of three months after the voluntary
       termination of the Employee's employment with the Company or any of its subsidiaries (other than for "Good Reason"), or, if for "Cause", the involuntary termination of the Employee's employment with the Company or any of its subsidiaries, in either case (A) except as may be otherwise provided in Section 8(a)(4) below, during which three-month period this Option shall be exercisable only to the extent that it was exercisable at the date of the Employee's termination of employment, or (B) after a Change of Control, except as may be otherwise provided in Section 8(a)(4) below, during which three-month period this Option shall be exercisable in full; or

                 (2) at the expiration of three months after (A) the voluntary termination of the Employee's employment for "Good Reason" or
       (B) the involuntary termination of the Employee's employment, other than for reasons of "Cause," death or disability, with the Company or any of its subsidiaries at any time except as may be otherwise provided in
       Section 8(a)(4) below, during which three-month period this Option shall be exercisable in full; or

                 (3) at the expiration of one year after the Employee's death if the Employee dies while employed by the Company or any of its subsidiaries, during which one-year period this Option shall be exercisable in full; or

                 (4) at the expiration of one year after the Employee's death if the Employee dies during the three-month period referred to in Sections 8(a)(1) or (2) above, during which one-year period this Option shall be exercisable to the same extent provided in Section 8(a)(1) or
       (2) above (whichever was applicable prior to the Employee's death); or

                 (5) at the expiration of one year after the termination of the Employee's employment with the Company or any of its subsidiaries by reason of the Employee's permanent disability if the Employee becomes permanently disabled while employed by the Company or any of its subsidiaries, during which one-year period this Option shall be exercisable in full.

       (b) For purposes hereof, "Cause" and "Good Reason" shall have the meanings ascribed to such terms in Employee's Employment Agreement. The Committee shall not make a determination that "Cause" exists unless such determination has been made by the Board of Directors pursuant to the Employment Agreement.

       (c) For purposes hereof, the existence of a "disability" shall be determined by, or in accordance with criteria and standards adopted by, the Committee.

9.     LIMITS ON TRANSFER OF OPTION; BENEFICIARIES

       No right or interest of a participant in this Option shall be pledged, encumbered or hypothecated to or in favor of any third party or shall be subject to any lien, obligation or liability of the Employee to any third party. This Option shall not be transferable to any third party by the Employee otherwise than by will or the laws of descent and distribution, and this Option shall be exercisable, during the lifetime of the Employee, only by the Employee; provided, however, that the Employee will be entitled to designate a beneficiary or beneficiaries to exercise her rights under this Option upon the death of Employee, in the manner and to the extent permitted by the Committee under rules and regulations adopted by the Committee under the Plan.

10.    INVESTMENT REPRESENTATION

       Unless, at the time of any exercise of this Option, the issuance and delivery of Shares hereunder to the Employee is registered under a then-effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and complies with all applicable registration requirements under state securities laws, the Employee shall provide to the Company, as a condition to the valid exercise of this Option and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that she is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that the Employee shall make no sale or other disposition of the Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without registration under the then-applicable provisions of the Securities Act, the related rules and regulations of the Securities and Exchange Commission, and applicable state securities laws and regulations, or (ii) the sale or other disposition of the Shares shall be registered under a currently effective registration statement under the Securities Act and complies with all applicable registration requirements under state securities laws. The certificates representing the Shares may bear an appropriate legend giving notice of the foregoing restriction on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.
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11.    EMPLOYEE BOUND BY PLAN

       The Employee hereby acknowledges receipt of the attached copy of the Plan and agrees to be bound by all the terms and provisions thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Committee thereunder.

12.    MISCELLANEOUS

       This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement and the Employment Agreement constitute the entire agreement between the parties with respect to the Option, and supersedes any prior agreements or documents with respect to the Option. No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Employee with respect to the Option shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Employee.


                                      CHARMING SHOPPES, INC.



                                      BY:
                                         ----------------------------------
                                              Eric M. Specter
                                              Vice President and
                                              Chief Financial Officer


                                      EMPLOYEE:



                                      ------------------------------------
                                      Dorrit J. Bern